EXECUTION VERSION

Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) dated effective as of June 6, 2024, is made by and between LMFA FINANCING, LLC, a Delaware limited liability company (together with its successors and assigns, the “Lender”) and TECH INFRASTRUCTURE JV I LLC, a Delaware limited liability company (the “Borrower”).

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

The Loan

1.1 Non-Revolving Line of Credit Loan. Subject to and upon the terms and conditions contained in this Loan Agreement, Lender agrees to make a loan to Borrower in the maximum principal amount of $2,500,000.00 (the “Loan”). The Loan will be evidenced by and payable in accordance with the Promissory Note. The Promissory Note represents a non-revolving line of credit extended by Lender to Borrower. Borrower may borrow and repay, but not reborrow, principal amounts up to the maximum principal amount of the Promissory Note pursuant to the terms of this Agreement and the Promissory Note.

ARTICLE 2

Loan Terms

2.1 Loan Terms.

(a) Rate and Payment. The Loan will bear interest and be payable in accordance with the terms of the Promissory Note.

(b) Term. The Loan will have a term of 24 months in accordance with the terms of the Note.

(c) Collateral. The Loan will be secured, among other things, by the following Loan Documents:

(i) a Security Agreement dated the same date as this Agreement granting Lender a first and prior security interest (other than Permitted Liens) in all assets of the Borrower (as may be amended, restated or otherwise modified from time to time, the “Security Agreement”).

(ii) a Pledge Agreement dated the same date as this Agreement pledging to Lender a first and prior security interest (other than Permitted Liens) in all membership interests in Borrower owned by Arthur Group Inc., a Delaware corporation (“Arthur”), and excluding all membership interests owned by Aion Mining LLC (as may be amended, restated or otherwise modified from time to time, the “Pledge Agreement”).

(d) Loan Documents. The Loan will be evidenced by the Loan Documents (as defined below). All terms and conditions of the Loan Documents must be satisfactory to Borrower and Lender.

(e) Funding. The Loan will be advanced to Borrower from time to time in accordance with and subject to the terms and provisions of the Promissory Note and Article 4 of this Agreement.

DOCPROPERTY DOCXDOCID DMS=NetDocuments Format=<<ID>>.<<VER>> \* MERGEFORMAT 4861-5304-0576.5

ARTICLE 3

DEFINITIONS

3.1 Definitions. In addition to the other capitalized terms that are defined throughout this Agreement, unless otherwise expressly defined herein, the following terms have the following meanings when used in this Agreement:

“Applicable Law” means, collectively, (a) the applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by the Governmental Authority charged with the enforcement, interpretation or administration thereof, (b) all applicable administrative orders, directed duties, requests, licenses, authorizations and agreements with, the Governmental Authority, in each case whether or not having the force of law, (c) any binding interpretation or administration of any of the foregoing, by the Governmental Authority, and (d) any applicable anti-corruption laws.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly Controls, or is Controlled by, or is under common Control with, that Person.

“Cash Equivalents” means, collectively,

(a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within twelve months of the date of acquisition thereof,

(b) commercial paper maturing no more than two hundred seventy (270) days after the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s,

(c) certificates of deposit and time deposits maturing no more than one hundred eighty (180) days after the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000,

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above, and

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA and Aaa (or equivalent rating) by at least two nationally recognized credit agencies that evaluates the financial condition of issuers of debt instruments and then assign a rating that reflects its assessment of the issuer’s ability to make debt payments and (iii) have portfolio assets of at least $5,000,000,000.

“Change Date” has the meaning set forth in the Promissory Note.

“Change in Control” means the occurrence of (i) Arthur Group from owning less than fifty-one percent (51%) of the outstanding ownership interests in Borrower, and (ii) Arthur Group ceasing to have the power to appoint the manager(s) of Borrower.

“Collateral” means all personal, tangible and intangible property described in the Security Documents as being given as collateral for the Loan.

“Control” means the possession, directly or indirectly, of the power or right to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract, or

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otherwise. “Controls, Controlling, and Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Debt” means all indebtedness and liabilities, whether matured or unmatured, due or to become due, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, including all items that should be classified as liabilities according to generally accepted accounting principles.

“Default” means occurrence of any event which, but for the giving of notice or the passage of time, would reasonably be expected to become an Event of Default.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction or any issuance of equity interests and whether consummated in a single transaction or in a series of transactions) of any property by Borrower (including any sale and leaseback transaction, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith).

“Distribution” means (a) any dividend, distribution or other payment (whether in cash, securities, or other assets and including any sinking fund or similar deposit), direct or indirect, on account of any shares (or equivalent) of any class of equity interests of Borrower, now or hereafter outstanding, (b) any redemption, retirement, cancellation, termination sinking fund or similar payment, purchase or other acquisition for value, directly or indirectly, of any shares (or equivalent) of any class of equity interests of Borrower, now or hereafter outstanding, or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of equity interests of Borrower, now or hereafter outstanding.

“Environmental Law” means any Applicable Law that relates to the pollution or protection of the environment, the release of any materials into the environment, including those related to Hazardous Materials, air emissions and discharges to waste or public systems, or to health and safety.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, or disposal of any Hazardous Material, (c) exposure to any Hazardous Material, (d) the release or threatened release of any Hazardous Material into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liabilities are assumed or imposed to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and the regulations promulgated thereunder.

“Event of Default” has the meaning set forth in Section 7.1 of this Agreement.

“FEMA” means the Federal Emergency Management Administration.

“Governmental Authority” means the government of the United States of America or any other nation or government, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, as applicable, any supra-national bodies such as the European Union or the European Central Bank).

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“Hazardous Material” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and other substances or wastes of any nature regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.

“Hosting Agreement” means that certain Hosting Agreement relating to the cryptocurrency mining services provided by Borrower to Lender or its Affiliates dated on or about even date herewith, as may from time to time be amended, supplemented or otherwise modified.

“Indebtedness” means all of the following:

(i) All indebtedness owed by Borrower to Lender that is evidenced by, secured by, or created in connection with the Loan Documents; including without limitation the aggregate of all principal and interest owing from time to time under the Promissory Note, together with all fees, expenses, charges, premiums (if any), and other amounts from time to time owing under the Loan Documents; and

(ii) All renewals, modifications, rearrangements, reinstatements, enlargements, or extensions of any of the foregoing.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the acquisition of all or any substantial portion of the equity interests issued by any other Person, (b) the creation, acquisition or division of any Subsidiaries, (c) the acquisition of all or a substantial portion of the assets or business of another Person or assets constituting a business unit, line of business or division of such Person, (d) a loan, advance or capital contribution to any Person, or (e) any guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in case by such Person with respect thereto.

“Liens” means all liens, rights, security interests, and assignments (whether absolute or as collateral) created, granted, or made by the Loan Documents.

“Loan Documents” means this Loan Agreement, the Promissory Note, the Security Documents, the Pledge Agreement and all other documents executed at any time by Borrower and/or Arthur and delivered to Lender in connection with, as evidence of, or as security for, the Loan. If any of the terms of the Loan Documents have been previously amended or modified in writing or if they are amended or modified in writing in the future, all references in this Agreement to Loan Documents either individually or collectively, means the Loan Documents as so amended or modified.

“Material Adverse Effect” means a material adverse change in Borrower’s financial condition taken as a whole, the value of the Collateral or the Borrower’s ability to perform its obligations under this Agreement; provided, however, “Material Adverse Effect” shall not include (a) any circumstance, occurrence, fact, condition or change, arising out of or attributable to epidemics, pandemics, disease outbreaks (including the COVID-19 virus), or public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States), or (b) any material and adverse change in general economic or market conditions, except, in each case, to the extent that such circumstance, occurrence, fact, condition or change materially and disproportionately affects the Borrower relative to other similarly situated companies in the industries in which the Borrower operates.

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“Material Agreement” means (a) any contract or agreement, written or oral, of Borrower involving monetary liability of or to any such Person in an amount in excess of $100,000 per annum or involving, or reasonably expected to involve, revenue in excess of $100,000 over any twelve (12) month period, (b) the Electric Service Will Serve Agreement between Oklahoma Gas and Electric and Arthur Group Inc. dated as of February 2024, (c) Ground Lease and Use Agreement for Crypto Mining Facilities between Navigator SMS Pipeline LLC, and Arthur Group Inc. dated as of February 2024 (the “Lease”) and (d) any other written contract or agreement of Borrower, the breach, non-performance, cancellation or failure to renew of which would reasonably be expected to have a Material Adverse Effect.

“Permitted Debt” means (a) Debt owed to Lender, (b) capitalized lease obligations and Debt incurred pursuant to purchase money liens; provided, that the aggregate amount thereof outstanding at any time shall not at any time exceed $100,000, (c) trade Debt incurred in the ordinary course of Borrower’s business, (d) Subordinated Debt, (e) Debt with respect to financed insurance premiums to the extent not past due, (e) intercompany Debt in the ordinary course of business between or among Borrower and Arthur and/or any of Arthur’s Affiliates; provided, that the aggregate amount thereof outstanding at any time shall not at any time exceed $100,000, and (f) Debt that exists on the date of the closing of the Loan that has been disclosed to Lender in writing prior to such date.

“Permitted Investments” has the meaning set forth in Section 6.24 hereof.

“Permitted Liens” means : (a) liens for taxes not delinquent, or which are being contested in good faith and by appropriate proceedings which suspend the collection thereof and in respect of which adequate reserves have been made; (b) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance; (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (d) mechanic's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due, or which are being contested in good faith by appropriate proceedings which suspend the collection thereof and in respect of which adequate reserves have been made; (e) liens and encumbrances in favor of Lender; (f) leasehold or purchase-money security interests in specific fixed assets securing Permitted Indebtedness described under clause (b) of the definition of Permitted Indebtedness; (g) judgment liens in respect of judgments that do not constitute an Event of Default; (h) easements, rights-of-way, zoning laws or ordinances, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on real property, that do not secure any monetary obligation and do not interfere with Borrower’s ordinary course of business; (i) licenses or sublicenses of intellectual property granted in the ordinary course of business; (j) liens arising from precautionary UCC filings regarding “true” operating leases or the consignment of goods and (k) any liens that are not material to the Borrower and its Subsidiaries, as applicable, taken as a whole.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Promissory Note” means a term note of Borrower dated as of even date herewith payable to the order of Lender in the original principal amount of $2,500,000, as may from time to time be amended, renewed, extended, supplemented or otherwise modified.

“Restricted Payment” means (a) any Distribution, (b) any payment by Borrower of any (i) management, consulting, advisory or similar fee paid to any Affiliate of Borrower, (ii) bonuses or other similar payments to its officers or employees, or (iii) director fees and out-of-pocket reimbursement expenses paid to directors and board observers, or (c) any payment or prepayment of principal of, any premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Debt of Borrower.

“Security Documents” means, collectively, the Security Agreement and the Pledge Agreement.

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“Subordinated Debt” means all Debt of Borrower, whether now existing or hereafter incurred, that is subordinate in right of payment to the Indebtedness, pursuant to a written agreement executed by such parties required by, and in form and content, satisfactory to Lender.

“Subsidiary” means any Person in which Borrower (a) directly or indirectly controls 50% or more of its ownership interests; (b) controls in any manner the election of a majority of such Person’s directors or managers, or (c) has the power, directly or indirectly, to exercise a controlling influence in respect of such Person’s management or policies.

“Tax” means, for any Person, all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding and payroll withholding), assessments, fees or other charges imposed by any Governmental Authority (including any applicable interest, additions to tax, or penalties).

3.2 Rules of Interpretation. All definitions of terms contained in this Agreement apply equally to the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation”. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument, or other document refers to such agreement, instrument, or other document as it was originally executed or as it may from time to time be amended, supplemented, renewed, extended, increased, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth in this Agreement), (ii) any reference in this Agreement to any party includes such party’s successors and permitted assigns, (iii) the words “hereof”, “herein”, and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision of it, (iv) all references to Articles, Sections, Exhibits, and Schedules refer to Articles, Sections, Exhibits, and Schedules to this Agreement, (v) all documents, instruments, exhibits, and other writings referred to in this Agreement are made a part of it by reference for all purposes with the same effect as if attached to it, and (vi) all references to a specific time (or to any time generally) refer to the time in Tampa, Florida, unless otherwise indicated. Any reference to any law shall include all statutory and regulatory provision consolidating, amending, replacing, or interpreting such law and any reference to any law or regulation refers to such law or regulation as amended, modified, or supplemented from time to time.

ARTICLE 4

Advances

4.1 Borrower’s Expense. All of the things required to be furnished to Lender by this Article shall be furnished at the expense of Borrower and shall be in form and substance satisfactory to Lender, in its sole and absolute discretion.

4.2 Conditions for Benefit of Lender. All conditions precedent to the obligation of Lender to make any advance on the Loan are imposed solely for the benefit of Lender, and no other party may require satisfaction of any condition precedent or be entitled to assume that Lender will refuse to make any advance in the absence of strict compliance with these conditions precedent, unless expressly waived by the Lender.

4.3 Advance Not a Waiver. No advance will constitute a waiver of any condition precedent to any obligation of Lender to make any further advances or preclude Lender from thereafter declaring the failure of Borrower to satisfy the condition precedent to be a default under the terms of this Agreement, unless expressly waived by the Lender in writing.

4.4 Lender’s Right Not to Advance. Borrower will not be entitled to an advance if, at the time of the proposed advance: (i) an Event of Default or Uncured Event of Default exists under this Agreement; (ii) the

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Collateral has suffered any material damage (that has not been repaired) by fire or other casualty and the Borrower has insufficient insurance coverage to effect the restoration or repair of the Collateral; (iii) substantiated condemnation or adverse usage change proceedings are commenced (and not dismissed) against the Collateral; or, (iv) the advance would cause Lender to violate any law, rule or regulation to which Lender is subject limiting the amount that may be advanced by Lender to Borrower in accordance with the terms of this Agreement (including any limitation on the amount Lender may lend to Borrower and Persons related to Borrower).

4.5 Conditions Precedent to Advances. Lender is under no obligation to advance any amount under any of the Loan to Borrower or to any other Person or firm, unless and until the conditions of this Article 4 have been fully satisfied, or waived in writing by Lender, and proof thereof has been furnished by Borrower to Lender, in form and substance acceptable to Lender, in its sole and absolute discretion, and until Borrower has delivered the following documents, evidence, certificates, and other instruments to Lender:

(a) Documents signed. The Loan Documents have been signed and executed, and where appropriate acknowledged by all individuals and entities required to sign them and delivered to Lender.

(b) No Default. No Uncured Event of Default (as defined in Article 7 of this Agreement) then exists.

(c) Representations and Warranties True. The representations and warranties contained in the Loan Documents and Article 5 of this Agreement are true and correct in all material respects on and as of the date of the advance except to the extent such representations and warranties expressly relate to an earlier date (in which case, such representations and warranties shall be true and correct in all material respects on and as of such earlier date) and except for factual changes permitted by this Agreement and the other Loan Documents.

(d) Compliance with Covenants. Borrower is in material compliance with the covenants contained in the Loan Documents, including without limitation, the covenants contained in Article 6 of this Agreement.

(e) No Liens or Security Interests. Lender has received evidence satisfactory to Lender, in Lender’s sole and absolute discretion, that any liens or security interests encumbering the Collateral in favor of any other Person (other than Permitted Liens) have been fully released or assigned to Lender.

(f) Borrower’s Governing Documents. If Borrower is a partnership or joint venture, a true and complete copy of its executed partnership or joint venture agreement and of each amendment thereto. If Borrower is a corporation, a true and complete copy of its articles of incorporation and bylaws and of each amendment thereto, together with current certificates of good standing and existence, and an incumbency certificate of its board of directors authorizing it to enter into the transaction. If Borrower is a limited liability company, a true and complete copy of its articles of organization and regulations and of each amendment thereto, together with current certificates of good standing and existence, and an incumbency certificate of its members or managers, as necessary, authorizing it to enter into the transaction. If Borrower is an organization other than a partnership or corporation, a true and complete copy of each document creating it or governing its existence, power, and authority and of each amendment thereto As used in this Agreement, the terms “Borrower’s Governing Documents” mean the documents described in this paragraph that are applicable to Borrower’s entity structure, as may be amended, modified, or restated from time to time.

(g) Fees. Subject to Section 9.9 below, payment to Lender of all documented fees and expenses required to be paid by the Loan Documents.

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(h) Insurance. Lender has received evidence that Borrower has all insurance coverage on the terms and conditions as required by Section 6.2 below.

(j) Additional Information. Borrower has furnished Lender with any additional information that Lender may reasonably request with respect to Borrower or the Collateral.

(k) Hosting Agreement. The Hosting Agreement has been executed by all parties thereto and delivered to Lender.

(l) Leases. Borrower has furnished Lender with true, correct and complete copies of all leases for real property to which it is a party on the date of this Agreement and copies of all Material Agreements.

(m) Financial Condition. There shall be no material and adverse change with respect to the financial condition of Borrower since the date of the financial statements most recently furnished to Lender by Borrower and/or Guarantor, respectively.

(n) Use of Proceeds. The proceeds of the Loan shall be used solely for the purposes set forth on Schedule I hereto and, solely in the discretion of Lender, for general working capital purposes to the extent not set forth on Schedule I hereto.

ARTICLE 5

Representations and Warranties

To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender that:

5.1 Organization and Existence. Borrower is a limited liability company and is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and Borrower is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required where a failure to qualify would reasonably be expected to have a Material Adverse Effect.

5.2 Authorization and Enforceability. The execution, delivery, and performance by Borrower of the Loan Documents does not and will not (i) violate any provision of any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect, except for any violation that would not reasonably be expected to result in a Material Adverse Effect; or (ii) result in a breach of or constitute a default under Borrower’s Governing Documents or any indenture, loan or credit agreement, or any other agreement or instrument, to which Borrower is a party or by which Borrower or any of the Collateral is bound or affected and such breach or default would reasonably be excepted to result in a Material Adverse Effect, and will not result in the creation or imposition of any lien, charge, or encumbrance on, or security interest in, any of their respective properties (other than Permitted Liens); and (iii) the Loan Documents, when duly executed and delivered, will constitute legal, valid, and binding obligations of Borrower and to which it is a party, enforceable against them in accordance with their respective terms, except to the extent that they may be limited by bankruptcy or insolvency or other laws affecting creditor’s rights generally.

5.3 Representations True. No written report, notice, certificate, information or other statement (including, in electronic form) delivered or made by, or on behalf of, Borrower in connection with this Agreement or any other Loan Document, taken as a whole, contains any untrue statement of a material fact, or omits any material fact necessary to make such factual information and data (taken as a whole), in light of the circumstances under which it was delivered, not materially misleading. Notwithstanding the foregoing, Borrower makes no representations or warranties regarding the accuracy of any projections, predictions or other estimation of future events, including any pro forma financial information based on good faith projections, predictions or other estimates, or any information or data of a general economic or general industry nature.

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5.4 Litigation. There is no litigation, proceeding, or investigation pending or threatened in writing against Borrower or the Collateral in any court or before any tribunal or arbitration board which, if adversely determined, would reasonably be expected to result in in a Material Adverse Effect.

5.5 Consents. No consent, approval, or authorization of any Governmental Authority is required in connection with the execution and delivery of Loan Documents other than any consent, approval or authorization that has been obtained prior to the date hereof.

5.6 Lien Priority. None of the Collateral will be encumbered by any pledge, lien, security interest, assignment, or other charge or encumbrance of any nature whatsoever except those in favor of Lender and other Permitted Liens. Lender’s Liens shall be first prior Liens superior to the interests of all other parties except for Permitted Liens and assuming (A) the filing of the necessary financing statements with the applicable Governmental Authorities, to the extent a security interest in the Collateral of Borrower granted or purported to be granted under the existing Security Documents to which Borrower is a party may be perfected by the filing of a financing statement under the Uniform Commercial Code in effect in the State of Delaware, and (B) Lender taking all such other action necessary to perfect its security interest in the Collateral to the extent a security interest in the Collateral of Borrower granted or purported to be granted under the existing Security Documents to which Borrower is a party may not be perfected by the filing of a financing statement under the Uniform Commercial Code in effect in the State of Delaware.

5.7 Taxes. All Taxes and assessments required by Applicable Law to be paid by Borrower have been paid (except those Taxes which are being contested in good faith and by appropriate proceedings), and Borrower has filed all tax returns which it is required to file under Applicable Law.

5.8 Ownership of Assets. Borrower has good title to the Collateral that is granted by Borrower pursuant to the Security Agreement, and such Collateral is free and clear of all liens, except those granted to Lender, other Permitted Liens and as disclosed to Lender in writing prior to the date of this Agreement.

5.9 Financial Statements. All financial statements delivered to Lender by or on behalf of Borrower fairly represent in all material respects the financial condition of Borrower as of the date of each such financial statement (subject to reasonable year-end adjustments for interim financial statements). There are no material liabilities, direct or indirect, fixed or contingent, as of the date of each such financial statement, that are not reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, this Agreement, there has been no material adverse change in the financial condition of Borrower as shown by the most recent financial statements delivered to Lender since the date thereof.

5.10 Convictions. Neither the Borrower nor any of its principals has been convicted of (or pleaded nolo contendere or no contest to) a crime involving bank fraud, embezzlement, sex offences against a minor, mail fraud, or money laundering. For purposes of the immediately preceding sentence, “principals” means (i) for a partnership, each general partner and any other partner who is a natural person and holds twenty percent (20%) or more ownership interest in the partnership, or (ii) for a corporation, limited liability company, association, or other entity, each director, each of the five (5) most highly-compensated executives or officers of the entity, and each natural person who is a direct or indirect holder of twenty percent (20%) or more of the capital stock or other equity or ownership interest of the entity.

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ARTICLE 6

Covenants

So long as any portion of the Indebtedness remains unpaid, Borrower covenants and agrees as follows:

6.1 Attorney’s Fees/Professional Fees. Borrower shall pay or reimburse Lender for all reasonable and documented fees and expenses of counsel and other professionals engaged by Lender in connection with (a) the negotiation, preparation, filing and recording of the Loan Documents (subject to Section 9.9 below), (b) any renewals, extensions and modifications of the Loan Documents, (c) the administration, servicing, and collection of the Loan, and (d) the exercise by Lender of any of its rights and remedies under the Loan Documents.

6.2 Insurance. Borrower shall maintain insurance at its expense which includes (i) general liability insurance, (ii) property insurance, (iii) flood insurance for any properties or Collateral to the extent such properties or Collateral is maintained or located in a flood plain as defined by FEMA or equivalent state agency where the collateral is located, and (iv) such other and further insurance as may be reasonably required from time to time by Lender. All policies for the insurance required in this Section 6.2 shall be with financially sound and reputable insurance companies reasonably acceptable to Lender and in such amounts as are carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to Lender. Each policy of insurance shall (i) be issued by one or more insurance companies each of which must have an A.M. Best Company financial size rating of A-IX or better and a financial strength rating of A- or better, (ii) [intentionally omitted], (iii) name the Lender as an additional insured by endorsement thereunder as its interests may appear and in the case of each property insurance policy, contain a lender’s loss payable and mortgagee clause or endorsement, satisfactory in form and substance to Lender, that names Lender as the lender’s loss payee and mortgagee thereunder, (iv) provide that such policy shall not be canceled or modified for nonpayment of premiums without at least ten (10) days prior written notice to Lender, or for any other reason without at least thirty (30) days prior written notice to Lender, and (v) provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Upon Lender’s request, Borrower shall deliver to Lender a copy of each insurance policy together with all endorsements thereto, or, at Lender’s option, a certificate of insurance listing all insurance in force. Borrowers shall give written notice to Lender of any cancellation of, or change in, any insurance policy within five (5) days of Borrower obtaining knowledge of same. Borrowers shall give Lender notice of any insured loss within five (5) days of Borrower obtaining knowledge of same.

6.3 Loan Calculations. The unpaid principal balance of the Loan, the amount of interest accrued on it, the amounts and dates of advances, the amounts and dates of payments, and the amount of any charges outstanding in connection with the Loan, shall be determined in accordance with Lender’s records. Borrower agrees to accept Lender’s records, as maintained by Lender, subsequent to this date as correct, complete, and conclusive of the aggregate unpaid amount of principal, interest, and other charges due and owing to Lender absent manifest error. Lender may provide, but shall not be required to provide, a statement of transactions pursuant to this Agreement to Borrower at such intervals as Lender may deem appropriate.

6.4 [Intentionally Omitted].

6.5 Debt. Borrower shall not, directly or indirectly, incur, create, assume, permit to exist, any Debt, except Permitted Debt.

6.6 Contingent Liabilities. Borrower shall not, directly or indirectly, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for any Debt except: (a) Permitted Debt, and (b) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business.

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6.7 Judgments. Borrower shall not allow any judgment for the payment of money in excess of $100,000 rendered against it to remain undischarged or unsuperseded for a period of sixty (60) days during which execution shall not be effectively stayed.

6.8 Nature of Business. Borrower shall not engage in any business materially different than the business in which it is engaged as of the date hereof.

6.9 Financial Reporting.

(a) Borrower’s Statements and Tax Returns.

(i) Annual Statements. Within 105 days after the end of each fiscal year, Borrower shall furnish internally prepared consolidated financial statements to Lender of Borrower as of and for the period ending on the last day of such fiscal year and are certified by the Chief Financial Officer (or other responsible officer or manager) of Borrower as presenting fairly, in all material respects, the financial condition of Borrower, on a consolidated basis. The financial statements shall be in a form reasonably acceptable to Lender and shall include, at a minimum, a balance sheet and related statement of operations, stockholders’ equity and cash flows, and shall set forth in each case in comparative form the corresponding figures for the previous fiscal year.

(ii) Quarterly Statements. Within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower during which any portion of the Note remains unpaid or at any other time or times requested by Lender, in its sole and absolute discretion, Borrower shall furnish internal financial statements to Lender of Borrower as of and for the period ending on the last day of such fiscal quarter and the then elapsed portion of the fiscal year, which are certified by Borrower as presenting fairly, in all material respects, the financial condition of Borrower. The financial statements shall be in a form reasonably acceptable to Lender and shall include, at a minimum, a balance sheet and related statement of operations, stockholders’ equity and cash flows, and shall set forth in each case in comparative form the figures for the corresponding period or periods of (or in the case of the balance sheet, as of the end of) the previous fiscal year.

6.10 Other Reporting Requirements.

(a) Compliance Certificate. Borrower shall furnish to Lender within 50 days after the end of each fiscal quarter, a compliance certificate in a form acceptable to Lender, executed by an authorized officer of Borrower (a “Compliance Certificate”) (i) stating that to the best of such officer’s knowledge, no Event of Default has occurred and is continuing, or if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, (ii) stating that to the best of such officer’s knowledge the information contained in the Compliance Certificate is true and correct, and (iii) stating that the financial statements delivered in connection with the compliance certificate present fairly, in all material respects, the financial condition of Borrower, on a consolidated basis.

(b) Monthly Operations Meetings. Borrower shall hold an operations meeting each calendar month with Lender during the term of the Loan. Such operations meeting may be in person or telephonic at the election of Lender and shall cover topics reasonably requested by Lender. Lender must give Borrower reasonable prior written notice of such requests.

6.11 Taxes. Borrower will timely file all Tax returns (or timely file an extension) that are required to be filed under Applicable Law, and promptly pay all of its obligations and liabilities, including all Taxes before they are past due, other than Taxes, obligations and liabilities which are being contested in good faith by lawful

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proceedings diligently conducted, against which reserves have been established, and in respect of which levy and execution of any Lien are stayed.

6.12 Books and Records; Inspections. Borrower will maintain proper books of record and account in which true and correct entries in conformity with Generally Accepted Accounting Principles shall be made of all dealings and transactions in relation to its business and activities. Borrower will permit Lender or its representatives to at reasonable times during normal business hours and, upon the prior written request of Lender, visit and inspect the Collateral (including any books and records related to the Loan) of Borrower and to discuss the business, operations, and financial condition of Borrower with its officers and employees and with its independent certified public accountants, and examine and make copies of any such books and records.

6.13 Notices of Adverse Events. Borrower shall deliver to Lender (i) promptly (and in any event within five (5) days) after obtaining knowledge thereof, notice of the occurrence of any Event of Default; and (ii) promptly (and in any event within five (5) days after Borrower obtains knowledge thereof thereafter), notice of (I) the institution of any litigation involving Borrower or its assets which (A) seeks liabilities, damages or the like in excess of $100,000, (B) obtains injunctive relief, (C) is asserted or instituted against any ERISA plan, its fiduciaries, or its assets, (D) involves suspicion of criminal misconduct by Borrower or its officers, (E) involves suspicion of the violation of, or seeks to impose remedies under, any Environmental Law, (F) asserts liability on the part of Borrower in excess of $100,000 in respect of any Tax, fee, assessment, or other governmental charge, or (G) involves any product recall of products purchased and sold by Borrower; (II) any claim, action or proceeding challenging a Lien granted to Lender; (III) any claims or demands by any Governmental Authority or Person with respect to any environmental law or hazardous material involving Borrower or any property of Borrower; or (IV) any event which has caused or would reasonably expected to result in a Material Adverse Effect.

6.14 Compliance With Laws. Borrower will (a) comply in all materially respects with all Applicable Laws which are applicable to it or its assets, and (b) maintain in effect policies and procedures designed to promote compliance by Borrower and its directors, managers, partners, officers, and employees with Applicable Laws.

6.15 Environmental Laws. Borrower will conduct its business so as to comply in all material respects with all applicable Environmental Laws and shall promptly take corrective action to remedy any violation of any Environmental Law.

6.16 Transactions With Affiliates. Borrower shall not enter into any transaction, arrangement, or contract (including any lease or other rental agreement) with any of its Affiliates (each, an “Affiliate Transaction”) on terms which are outside of the ordinary course of business of either party and which are not at “arm’s length” or are less favorable than the terms that are obtainable from any Person that is not an Affiliate of Borrower; provided, however, notwithstanding the foregoing and for the avoidance of doubt, Borrower may enter the following Affiliate Transactions: (a) Permitted Debt, (b) transactions involving Permitted Liens, (c) any guarantees of the Indebtedness or any other transactions contemplated by the Loan Documents, (d) transactions between Borrower and Arthur in the ordinary course of business, (e) Restricted Payments permitted under Section 6.23 hereof, (f) any Permitted Investment, (g) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees, members and managers of the Borrower, and (h) any payments by Borrower to Arthur for reimbursements of expenses previously incurred or ongoing expenses related to the operations of the site located at 18875 Highway 270 West, Calumet, OK 73014.

6.17 Compliance with Material Agreements; No Amendment. Borrower shall abide by, perform and discharge each and every material obligation, covenant, condition and agreement of, the Material Agreements to be performed, observed or discharged by Borrower (such performance to include, but not be limited to, taking, all such action as may be required to keep all permits, approvals and licenses in full force and effect) and shall exercise its rights to enforce performance by each of the other parties thereto of each and every such material obligation, covenant, condition and agreement to be performed by such other party. Borrower shall not assign, sell, pledge,

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transfer, mortgage, hypothecate or otherwise encumber their interests in the Material Agreements or any of them except (a) to the extent such assignment or sale is permitted by the terms of this Agreement or any other Loan Document and (b) for any Permitted Liens and the Liens therein in favor of Lender. Upon the request of Lender, Borrower shall deliver true and correct copies of any and all Material Agreements to Lender. Borrower shall not materially amend any Material Agreement without the prior written consent of Lender. For the purposes of this Section 6.17, “materially” means any amendment, replacement or amendment of such organizational documents that (A) would result in a Change of Control or any other Event of Default, (B) could reasonably be expected to adversely affect any of Lender’s rights or remedies under the Loan Documents, the value of the Collateral, or Lender’s security interest in or other Lien on the Collateral (including the priority of Lender’s interests), (C) could reasonably be expected to limit, reduce or otherwise impair Borrower’s ability to perform, comply with, or otherwise observe all of the terms and conditions set forth in all of the Loan Documents to which Borrower is a party or otherwise bound

6.18 Liens. Borrower shall not create, incur, permit or otherwise suffer to exist (a) any Lien upon any of its assets, except Permitted Liens, or (b) any negative pledge agreement with any Person covering any of Borrower’s Collateral (other than a negative pledge agreement otherwise expressly permitted by this Agreement).

6.19 Organizational Documents. Borrower shall not modify, repeal, replace or amend any provision of its organizational documents in any manner, other than modifications that would not reasonably be expected to be materially adverse to Lender. For the purposes of this Section 6.19, “materially adverse” means any amendment, replacement or amendment of such organizational documents that (A) would result in a Change of Control or any other Event of Default, (B) could reasonably be expected to adversely affect any of Lender’s rights or remedies under the Loan Documents, the value of the Collateral, or Lender’s security interest in or other Lien on the Collateral (including the priority of Lender’s interests), (C) could reasonably be expected to limit, reduce or otherwise impair Borrower’s ability to perform, comply with, or otherwise observe all of the terms and conditions set forth in all of the Loan Documents to which Borrower is a party or otherwise bound.

6.20 Sale and Lease-Back Transactions. Other than as permitted by Section 6.21 below, Borrower will not enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or thereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

6.21 Dispositions. Borrower shall not make, directly or indirectly, any Disposition, or enter into any agreement to make any Disposition (whether in one or a series of related transactions), other than (a) Dispositions in the ordinary course of business (i) of inventory, (ii) of assets which are obsolete or worn out, are no longer used in Borrower’s business, or are no longer needed to operate the business, (iii) of delinquent accounts for purposes of collection, (iv) of non-exclusive licenses and sublicenses of intellectual property rights not interfering, individually or in the aggregate, in any material respect with the conduct of the business of Borrower, or (v) in the form of leases, subleases, licenses or sublicenses of real or personal property granted by Borrower to others to the extent not

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interfering in any material respect with the business of Borrower, and (b) the Disposition of assets not otherwise permitted hereunder in an aggregate amount which does not exceed $100,000 in any fiscal year.

6.22 Leases. Borrower shall not enter into any leases for real property without Lender’s prior written consent.

6.23 Restricted Payments. Borrower shall not directly or indirectly make or declare, or undertake to make, any Restricted Payment other than:

(a) Distributions declared or made by Borrower solely in the form of its equity interests so long as such equity interests are pledged to Lender pursuant to a pledge agreement in form and content satisfactory to Lender in its sole discretion;

(b) other Distributions so long as (i) no Default Event of Default has occurred and is continuing or would result therefrom, (ii) after giving effect to such Distribution the Borrower is in pro forma compliance with the financial covenants set forth in this Agreement as reflected in a compliance certificate delivered by Borrower to Lender within three (3) days of the proposed date of payment (for the avoidance of doubt, any Distribution made under this clause (b) shall be included in the calculation of the financial covenants in this Agreement), (iii) the total aggregate amount distributed under this clause (b) does not exceed $100,000 in any fiscal year, and (iv) the board of directors or similar body of Borrower has determined that such payment is in the best interest of Borrower;

(c) any Distribution to its members in amounts necessary to pay such members’ respective federal and state income tax liabilities payable solely as a result of the income of Borrower and its Subsidiaries being included in such members’ respective tax returns (such Restricted Payments, collectively, “Tax Distributions”); and

(d) any Distributions to Aion Mining LLC in the ordinary course of business.

6.24 Permitted Investments. Borrower shall not make, directly or indirectly, any Investment other than (collectively, the “Permitted Investments”): (a) cash or Cash Equivalents in the ordinary course of business; (b) loans or advances to its directors, managers, officers or employees for expenses incurred in the ordinary course of business and solely relating to such Persons’ travels and other activities undertaken on behalf of Borrower and its business, provided that the aggregate amount of all expense accounts, loans or advances outstanding under this clause (b) shall not at any time exceed $100,000; (c) prepaid expenses and deposits for real property lease obligations incurred in the ordinary course of business of Borrower; (d) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary to prevent or limit loss; (e) Investments (including Debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (f) any Affiliate Transaction permitted pursuant to Section 6.16 hereof, and (g) the creation or acquisition of any Subsidiary so long as, in each instance, (w) no Default or Event of Default has occurred and is continuing, (x) such Subsidiary is organized, and the assets of such Subsidiary are located, in the United States, (y) such Subsidiary will engage in a business that is similar, complimentary to, or reasonably related to the business of Borrower, and (z) Borrower notifies Lender in writing at least three (3) Business Days before the date that any such Subsidiary is created or acquired, and promptly after the creation or acquisition thereof (and any event within fifteen calendar days), causes such Subsidiary to: (I) absolutely, irrevocably and unconditionally guarantee the payment in full and performance of all of the Indebtedness pursuant to a guaranty in form and substance reasonably acceptable to Lender, (II) grant to Lender a security interest in, and other Lien on, all of its assets pursuant to a security agreement in form and substance consistent, in all material respects, with the Security Agreement, (III) take all other actions reasonably required by Lender to grant to Lender a perfected first priority security interest in and Lien on such Subsidiary’s property, including the filing

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of Uniform Commercial Code financing statements in such jurisdictions as may be requested by Lender, and (IV) deliver (to Lender such other agreements, documents and instruments as Lender may require, including appropriate favorable opinions of counsel to such Subsidiary in form, content and scope reasonably satisfactory to Lender.

6.25 Transfers of Equity Interests in Borrower. Borrower shall not issue any new equity interests of Borrower or permit any transfers of the equity interests of Borrower that would result in a Change of Control unless such new or transferred equity interests (other than any equity interests held by or issued to Aion Mining LLC) are pledged to Lender pursuant to a pledge agreement in form and content satisfactory to Lender in its sole discretion as security for the Loan.

6.26 Financial Covenants. None.

6.27 Collateral Assignment of Lease. Within ninety (90) days of the date of this Agreement, Borrower shall deliver a collateral assignment of the Lease, in form and substance satisfactory to Lender in all respects, duly executed by the landlord and Borrower.

ARTICLE 7

EVENTS OF DEFAULT

7.1 Events of Default. Each one of the events described in this Section is an “Event of Default” under this Agreement.

(a) Payment. Borrower fails to make any payment on the Indebtedness within five (5) business days when it becomes due and payable.

(b) Performance. Borrower fails, refuses, or neglects to fully and timely perform, observe, and discharge any covenant or provision contained in any of the Loan Documents, and such failure continues for thirty (30) days after the earlier of: (i) Borrower receives written notice from Lender thereof, or (b) Borrower obtains actual knowledge thereof.

(c) Loan Documents. Borrower defaults or commits an event of default (subject to any notice, cure or grace period) under any of the Loan Documents and Borrower has not cured such default within thirty (30) days.

(d) Warranties or Representations. Any warranty, representation, or other statement by or on behalf of Borrower in the Loan Documents, is false, misleading, or incorrect in any material respect as of the date made.

(e) Other Indebtedness. If Borrower fails to make payment of any other indebtedness to Lender or fails, refuses, or neglects to fully and timely perform and discharge any other obligation to Lender, whether made before or after the date of this Agreement and such failure continues for thirty (30) days.

(f) Enforceability of Liens. Any Lien granted to Lender pursuant to this Agreement becomes invalid, unenforceable, or ceases to be a first priority lien and security interest against the Collateral to which it is intended to attach, subject to Permitted Liens and assuming (A) the filing of the necessary financing statements with the applicable Governmental Authorities, to the extent a security interest in the Collateral of Borrower granted or purported to be granted under the existing Security Documents to which Borrower is a party may be perfected by the filing of a financing statement under the Uniform Commercial Code in effect in the State of Delaware, and (B) Lender taking all such other action necessary to perfect its security interest in the Collateral to the extent a security interest in the Collateral of Borrower granted or

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purported to be granted under the existing Security Documents to which Borrower is a party may not be perfected by the filing of a financing statement under the Uniform Commercial Code in effect in the State of Delaware.

(g) Change of Control. A Change of Control of Borrower occurs.

(h) Material Adverse Effect. A Material Adverse Effect has occurred.

(i) Insurance. Borrower fails to pay the premiums on any insurance policies required by Lender in connection with, as security for, the Indebtedness when they become due and payable.

(j) Failure to Furnish Information. Borrower fails to furnish or deliver any information, statements, or instruments, including without limitation, any required reports, insurance policies, and financial statements, that are required to be furnished to Lender by the Loan Documents, at the times required by the Loan Documents and such failure continues for thirty (30) days following the applicable date due.

(k) Other Liens. All or any part of the Collateral (or an interest in it) is mortgaged, pledged, hypothecated, or otherwise encumbered without Lender’s prior written consent, which consent may be withheld at Lender’s sole and absolute discretion, other than for Permitted Liens.

(l) Voluntary Debtor Relief. If Borrower (i) commences any case, proceeding, or other action seeking an order for relief as a debtor, reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any state or federal law relating to bankruptcy, insolvency, reorganization, or relief of debtors; (ii) seeks, consents to, or not contest the appointment of a receiver or trustee for itself or for all or any part of its property; (iii) makes a general assignment for the benefit of its creditors; or (iv) admits in writing its inability to pay its debts as they mature.

(m) Involuntary Debtor Relief. If (i) a petition is filed against Borrower seeking relief under the bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or other competent jurisdiction or (ii) a court of competent jurisdiction enters an order, judgment, or decree appointing, without the consent of Borrower a receiver or trustee for it or for all or any part of its property, and such petition, order, judgment, or decree shall not be and remain discharged or stayed within a period of ninety (90) days after its entry.

(n) Dissolution. Borrower does any of the following without obtaining Lender’s prior written consent (i) changes the state of its organization or domicile, (ii) changes or converts from one type of legal entity to another, (iii) merges or consolidates with any other legal entity in which Borrower is not the surviving entity, or (iv) dissolves, terminates or liquidates.

(o) Disposition of Collateral. Borrower makes, or Borrower causes or permits any owner of all or part of the Collateral to make, a Disposition in violation of Section 6.21 of this Agreement.

(p) Hosting Agreement. Borrower shall be in default under the Hosting Agreement.

ARTICLE 8

Remedies

8.1 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, Lender may, at Lender’s option, do any one or more of the following:

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(a) Perform for Borrower. Perform or attempt to perform any covenant contained in the Loan Documents that Borrower has failed to keep or perform and any payment made or expense incurred in the performance or attempted performance of any such covenant shall be and become a part of the Indebtedness and Borrower shall, upon demand, pay Lender all sums so paid by Lender together with interest from the date paid or incurred by Lender until repaid to Lender at the Default Rate described in the Promissory Note.

(b) Acceleration. LENDER MAY, WITHOUT NOTICE, DEMAND, PRESENTMENT, NOTICE OF NONPAYMENT OR NONPERFORMANCE, PROTEST, NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION, OR ANY OTHER NOTICE OR ANY OTHER ACTION, ALL OF WHICH ARE HEREBY WAIVED BY BORROWER, AND ALL OTHER PARTIES OBLIGATED IN ANY MANNER WHATSOEVER ON THE INDEBTEDNESS, DECLARE THE ENTIRE UNPAID BALANCE OF THE INDEBTEDNESS IMMEDIATELY DUE AND PAYABLE, AND UPON SUCH DECLARATION, THE ENTIRE UNPAID BALANCE OF THE INDEBTEDNESS SHALL BE IMMEDIATELY DUE AND PAYABLE. The failure to exercise any remedy available to Lender shall not be deemed to be a waiver of any rights or remedies of Lender under the Loan Documents, at law, or in equity.

(c) Termination. Terminate any commitment of Lender to lend under this Agreement in its entirety or as to any portion thereof, to the extent Lender shall deem appropriate.

(d) Setoff. Setoff any amounts due and owing to Lender by Borrower whether principal, interest, or fees, including any amounts accelerated pursuant to the terms against any of Borrower’s funds in Lender’s possession or subject to Lender’s control.

(e) Exercise of Rights. Exercise any and all rights afforded by the Loan Documents or by any Applicable Laws, whether at law, in equity, or otherwise, as Lender shall deem appropriate, including, but not limited to, all rights of a secured party under the applicable Uniform Commercial Code, the rights to bring suit or other proceeding before any court or any governmental department, agency, or instrumentality of any sort whatsoever, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right granted to Lender in the Loan Documents. All rights available to Lender under the Loan Documents shall be cumulative of, and in addition to, all other rights granted to Lender, at law or in equity, whether or not Lender shall have instituted any suit for collection or other action in connection with the Loan Documents.

(f) Collect Collateral. Take over the exclusive right to collect any Collateral at the sole expense of Borrower. For any acts done, or not done, incident to such collection or liquidation, Lender shall not be liable in any manner other than for damages arising from Lender’s gross negligence or willful misconduct. Lender shall have the right to settle, compromise, or adjust Collateral and the claims or rights of Borrower. Lender may employ agents and attorneys to collect or liquidate any Collateral.

(g) Act on Borrower’s Behalf. Open any mail addressed to Borrower in connection with any Collateral and as attorney-in-fact for Borrower, sign Borrower’s name to any receipts, checks, notes, agreements, or other instruments or letters in order to collect or liquidate the Collateral.

(h) Possession of Records. Enter the office of Borrower and take possession of any records that pertain to the Collateral.

(i) Refuse Advances. Refuse to make additional advances on the Loan. If this is done, however, all of Lender’s rights and all of Borrower’s duties and obligations under the Loan Documents, shall continue in full force and effect until the full payment of the Indebtedness under the Loan Documents.

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8.2 Waivers. BORROWER WAIVES DEMAND FOR PAYMENT, ANY AND ALL PRESENTMENTS FOR PAYMENT, NOTICES OF INTENTION TO ACCELERATE MATURITY, NOTICES OF ACCELERATION OF MATURITY, PROTESTS, AND NOTICES OF PROTESTS REGARDING THE LOAN. Notwithstanding anything contained in this subparagraph to the contrary, Lender may not terminate this Agreement without giving Borrower written notice of termination.

8.3 Lender Not in Control. None of the covenants or other provisions contained in this Agreement shall give Lender the right or power to exercise control over the affairs and/or management of the Borrower.

ARTICLE 9

Miscellaneous

9.1 Usury Savings Clause. It is the intention of Lender and Borrower, to conform strictly with applicable usury laws now in force. No provision of this Agreement or any other document executed in connection with, as evidence of, or as security for the Indebtedness shall require the payment or permit the collection of interest in excess of the maximum amount permitted by Applicable Law. If at any time the interest received or contracted for exceeds the maximum lawful rate, the Lender shall refund the amount of the excess or shall credit the amount of the excess against amounts owing under the loan and such excess shall not be considered the payment of interest. Determination of the rate of interest shall be made by amortizing, prorating, allocating, and spreading in equal parts during the full contracted period of the life of the loan all interest at any time contracted for, charged, or received from Borrower in connection with the loan. Borrower agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower shall provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have 60 days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note and/or any other indebtedness then owing by Borrower to Lender.

9.2 No Third-Party Beneficiary. This Agreement is for the sole benefit of Borrower and Lender and is not for the benefit of any third party.

9.3 Number and Gender. Whenever used and where the context requires, the singular member shall include the plural, and the plural shall include the singular, and the use of any gender shall be applicable to all genders.

9.4 Notices. All notices or other communications required or permitted to be given pursuant to this instrument must be in writing and will be deemed properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the intended addressee, or (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed is effective upon its deposit with the United States Postal Service or any successor to it; notice sent by a commercial delivery service is effective upon delivery to such commercial delivery service; notice given by personal delivery is effective only if and when received by the addressee; and notice given by other means is effective only if and when received at the designated address of the intended addressee. Either party may change its address for notice under this instrument to any other location within the continental United States by giving thirty (30) days’ notice to the other party in the manner described in this paragraph. For purposes of such notices, the addresses of the parties are as follows:

Lender: LMFA FINANCING, LLC

1200 West Platt Street, Suite 100
Tampa Florida 33606
Attention, Richard Russell, Chief Financial Officer

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With a copy to: FOLEY & LARDNER LLP

100 North Tampa Street

Suite 2700
Tampa, FL 33602-5810
Attention: Curt Creely, Esq.

Borrower: TECH INFRASTRUCTURE JV I LLC

18875 Highway 270 West,

Calumet, OK 73014

Attention: Cleverton Carlos Ribeiro, Manager

With a copy to: FROST BROWN TODD LLP

301 East Fourth Street, Suite 3300

Cincinnati, OH 45202
Attention: Megan M. Dollenmeyer

9.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA AND THE LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO TRANSACTIONS IN THE STATE OF FLORIDA. BORROWER AND LENDER AGREE THAT THE SOLE AND EXCLUSIVE PLACE OF JURISDICTION FOR RESOLUTION OF ANY DISPUTE ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS SHALL BE HILLSBOROUGH COUNTY, FLORIDA.

9.6 Invalid Provisions. If any provision in this Agreement or the other Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable, the document affected shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of it, and the remaining provisions shall remain in full force and effect and shall not be affected by the severance. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

9.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender, and their respective successors and assigns; provided, however, Borrower may not transfer or assign any of its rights or obligations under this Agreement without the express written consent of Lender.

9.8 Amendment. Except as provided by its terms, this Agreement may not be amended or modified except by written instrument signed by Lender and Borrower.

9.9 Expenses. Whether or not any advance is made pursuant to this Agreement, Borrower agrees to pay the reasonable and documented expenses of Lender in connection with the preparation of this Agreement and the other Loan Documents (provided, Lender agrees that such expenses shall be capped at $10,000.00 for expenses on or prior to the closing of the Loan), the administration and servicing of the Loans and all costs involved in enforcement and collection pursuant to the terms of the Loan Documents, which expenses shall be due and payable on demand, including without limitation all legal fees, appraisal fees, survey fees, accounting fees, all filing and recording fees, costs of credit reports, costs of inspections, cost of environmental studies and documentary or other excise taxes imposed on the Loan Documents (provided, the aggregate amount of expenses for which Borrower shall be obligated to pay pursuant to this Section 9.9 shall be limited to $10,000.00 for expenses of Lender incurred for due diligence and closing costs incurred on or prior to the closing of the Loan).

Loan Agreement Page 19

9.10 Entire Agreement. This Agreement and the other Loan Documents constitute the entire understanding and agreement between the Borrower and Lender with respect to the transactions contemplated by it and supersede all prior written or oral understandings and agreements between the Borrower and Lender with respect to it. The Borrower acknowledges that, except as incorporated in writing in this Agreement and in the other Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any oral or written representations, understandings, stipulations, agreements, or promises.

9.11 Captions and Article Headings. Captions and Article headings are used for convenience only and shall not be used in construing this Agreement.

9.12 Survival of Agreements. All covenants, agreements, representations, and warranties made in this Agreement shall survive the termination of this Agreement as to all Collateral pledged prior to the termination. All statements contained in any certificate or other instrument delivered by the Borrower under this Agreement shall be deemed to constitute representations and warranties made by the Borrower.

9.13 [RESERVED].

9.14 Waiver by Lender.

(a) No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power, or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law. No waiver of any provision of any Loan Document by Lender shall in any event be effective unless the same shall comply with paragraph (b) of this Section, and then such waiver will be effective only in the specific instance and for the purpose for which given.

(b) To be effective, a waiver by Lender of any right, remedy, power, privilege, or condition arising from this Agreement or any other Loan Document must be in writing, identified as a waiver of a term or provision of this Agreement or other Loan Document, and executed by Lender.

9.15 Cross-Collateralization. Borrower and Lender agree that each of the Loans will be secured by the Collateral, and that the Indebtedness arising under this Agreement and the other Loan Documents will be secured by any collateral now or hereafter granted in connection with any of the Loans. Repayment of any Loan and the performance of all other obligations under this Agreement by Borrower with respect to a Loan shall not terminate Lender’s security interests or liens in any Collateral, unless Lender executes a written release.

9.16 Jury Waiver. LENDER AND BORROWER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS.

9.17 Notice of Final Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

BORROWER:

TECH INFRASTRUCTURE JV I LLC,

a Delaware limited liability company

By: /s/ Cleverton Ribeiro

Name: Cleverton Carlos Ribeiro

Title: Manager

LENDER:

LMFA FINANCING, LLC

By: /s/ Richard Russell

Name: Richard Russell

Title: CFO

[Signature page to Loan Agreement]